As filed with the Securities and Exchange Commission on September 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REIN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	13-4196017
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

12407 N. Mopac Expy., Suite 250 #390

Austin, Texas 78758

(737) 802-1989

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Windsor, Ph.D.

President and Chief Executive Officer

12407 N. Mopac Expy., Suite 250 #390

Austin, Texas 78758

(737) 802-1989

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Daniel K. Donahue

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED SEPTEMBER 3, 2025

REIN THERAPEUTICS, INC.

Up to 10,000,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 10,000,000 shares of our common stock, par value $0.001 per share (“common stock”), by YA II PN, Ltd., a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LP (“Yorkville” or the “Selling Stockholder”).

The shares included in this prospectus consist of shares of common stock that we may, in our discretion, elect to issue and sell to the Selling Stockholder from time to time after the date of this prospectus, as set forth in the Standby Equity Purchase Agreement we entered into with the Selling Stockholder on July 29, 2025 (the “SEPA”). Pursuant to the SEPA, the Selling Stockholder has committed to purchase from us, at our direction, up to $15,000,000 of shares of our common stock (the “Advance Shares”) over a period of up to 36 months following the date of the SEPA, subject to the terms and conditions specified in the SEPA.

The shares registered pursuant to this prospectus also include 213,099 shares of common stock (the “Commitment Shares”) that we issued to the Selling Stockholder upon the execution of the SEPA as consideration for its irrevocable commitment to purchase shares of our common stock under the SEPA, at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the SEPA. See the section titled “The Yorkville Transaction” for a description of the SEPA and the section titled “Selling Stockholder” for additional information regarding the Selling Stockholder. The additional 9,786,901 shares of common stock representing Advance Shares, that may be offered pursuant to this prospectus would be purchased by the Selling Stockholder from time to time pursuant to the SEPA at a price equal to 96% of the lowest of the three daily volume weighted average prices, or VWAPs, during a pricing period as set forth in the SEPA and would be subject to certain limitations.

We are not selling any shares of common stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Stockholder. However, we may receive up to $15,000,000 in aggregate gross proceeds from sales of our common stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA.

The Selling Stockholder may sell or otherwise dispose of the common stock described in this prospectus in different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the common stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses of registering under the Securities Act the offer and sale of the common stock to which this prospectus relates by the Selling Stockholder, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is listed on the Nasdaq Capital Market under the symbol “RNTX.” On September 2, 2025, the closing price of our common stock was $1.35.

Investing in our securities involves a high degree of risk. These risks are described in the “Risk Factors” section on page 6 of this prospectus. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement to this prospectus, before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

ABOUT THIS PROSPECTUS

This prospectus, including information incorporated by reference herein, is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act. Under this prospectus, the Selling Stockholder may, from time to time, sell shares of our common stock described in this prospectus in one or more transactions, as described herein. This prospectus provides you with a general description of the securities offered by the Selling Stockholder. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

For investors outside of the United States: Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. This prospectus, including information incorporated by reference herein, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read this prospectus, including the incorporated by reference herein, and the related exhibits filed with the SEC and any prospectus supplement, together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on this prospectus, the information incorporated by reference herein, any prospectus supplement and the registration statement. Neither we nor the Selling Stockholder has authorized anyone else to provide you with different or additional information other than this prospectus or information incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, our common stock are being made only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This prospectus summary highlights selected information appearing elsewhere in this prospectus and in documents we file with the SEC that are incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information incorporated by reference herein, the information set forth under the heading “Risk Factors” and our financial statements and the related notes thereto incorporated by reference in this prospectus.

Overview

We are a clinical stage biopharmaceutical company focused on developing novel therapies for the treatment of orphan pulmonary and fibrosis indications with no approved or limited effective treatments. We currently have two product candidates in clinical development, LTI-03 and LTI-01, and multiple candidates in preclinical development focused on fibrosis indications. Our lead product candidate is LTI-03, a peptide for which we conducted a Phase 1b dose-ranging, placebo-controlled safety, tolerability, and pharmacodynamic biomarker activity trial in development for the treatment of Idiopathic Pulmonary Fibrosis that has demonstrated the ability in both preclinical studies and clinical trials to protect healthy lung epithelial cells and reduce pro-fibrotic signaling. Our second product candidate is LTI-01, a proenzyme that completed a Phase 2a dose-ranging, placebo-controlled trial and a Phase 1b safety, tolerability and proof of mechanism trial in loculated pleural effusion patients, an indication that has no approved drug treatment. In June 2024, we decided to temporarily delay clinical development of LTI-01 in an effort to focus our resources on clinical development of LTI-03 and until additional funds are raised. In the fourth quarter of 2024, we determined that the temporary delay of further clinical development of LTI-01 may not be a short-term measure.

In July 2025, we received a clinical hold letter from the U.S. Food and Drug Administration (the “FDA”) with respect to our Phase 2 “RENEW” clinical trial of LTI-03 which paused enrollment and patient dosing at our clinical trial sites in the United States. We believe that our existing data from the 26-week rat study supports the safety profile of LTI-03 and the conduct of the RENEW trial, and we intend to work with the FDA to address the clinical hold as expeditiously as possible.

In August 2025, the UK Medicines and Healthcare products Regulatory Agency authorized us to initiate the RENEW trial. The RENEW trial is expected to enroll up to 120 patients worldwide, evaluating two dose groups of LTI-03 against a placebo. The primary objective of the trial is to assess safety and tolerability over 24 weeks of treatment. Secondary endpoints will include measures of lung function and imaging-based assessments of fibrosis progression. We are actively working with clinical sites in the UK to begin patient recruitment, with initial data expected in 2026.

Standby Equity Purchase Agreement with the Selling Stockholder

On July 29, 2025, we entered into the Standby Equity Purchase Agreement (the “SEPA”) with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase from us up to an aggregate of $15,000,000 of Advance Shares, subject to certain limitations and conditions, from time to time over the term of the SEPA.

This prospectus covers the sale or other disposition by the Selling Stockholder of up to 10,000,000 shares of common stock, consisting of (i) 213,099 Commitment Shares and (ii) up to 9,786,901 shares of common stock as Advance Shares that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder from time to time from under the SEPA.

We do not have the right to commence any sales of Advance Shares to the Selling Stockholder under the SEPA until all of the conditions set forth in the SEPA have been satisfied, including that the registration statement of which this prospectus is a part is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC (such date, the “Condition Satisfaction Date”).

Each advance (each, an “Advance”) we request in writing to Yorkville under the SEPA (notice of such request, an “Advance Notice”) may be for a number of Advance Shares up to such number of shares as is equal to 100% of the average daily trading volume of the common stock during the five trading days immediately preceding the Advance Notice. We may establish a minimum acceptable price in each Advance Notice below which we will not be obligated to make any sales to Yorkville pursuant to such notice. The Advance Shares sold pursuant to an Advance delivered by us will be purchased by Yorkville at a price equal to 96% of the lowest daily volume weighted average price (the “VWAP”) of our common stock on the Nasdaq Capital Market during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by us in the Advance Notice or there is no VWAP on the subject trading day.

We will control the timing and amount of any sales of Advance Shares to Yorkville pursuant to the SEPA. Yorkville has no right to require us to sell any shares of our common stock to Yorkville under the SEPA, but Yorkville is obligated to make purchases of Advance Shares as we direct, upon the terms and subject to the satisfaction of the conditions set forth in the SEPA. Actual sales of Advance Shares by us to Yorkville under the SEPA will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the common stock and determinations by us as to the appropriate sources of funding for the Company and its operations.

Issuances of our Advance Shares to the Selling Stockholder under the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of the total outstanding shares of our common stock after any such issuance of Advance Shares to the Selling Stockholder under the SEPA.

For additional information see “The Yorkville Transaction”.

Pre-Paid Advance Agreement with the Selling Stockholder

On July 29, 2025, we entered into the Pre-Paid Advance Agreement (the “PPA”) with Yorkville. The PPA provides that, upon the terms and subject to the conditions set forth therein, we may request, subject to Yorkville’s approval, pre-paid advances of up to an aggregate of $6,000,000 from Yorkville (each, a “Pre-Paid Advance”), which will be purchased by Yorkville at 95% of the face amount of the Pre-Paid Advance. At any time that there is an outstanding balance under the Pre-Paid Advances, Yorkville may provide written notice (each, a “Purchase Notice”) requiring that we issue shares of our common stock (“PPA Shares”) to Yorkville, which shall be offset against and reduce the amounts outstanding under the Pre-Paid Advances, at a price per share equal to the lower of (i) 115% of the VWAP of our common stock on the last full trading day immediately preceding the closing of such Pre-Paid Advance and (ii) 95% of the lowest daily VWAP of our common stock during the seven consecutive trading days immediately preceding the date on which Yorkville provides the Purchase Notice to us, subject to a floor price of $0.28 per share. Yorkville shall, in each Purchase Notice, select the number of PPA Shares to be issued, in its sole discretion, provided that the aggregate price for such shares may not exceed the balance outstanding under the Pre-Paid Advances or exceed other specified limits in the PPA.

Concurrent with the entry into the PPA, we requested a Pre-Paid Advance of $1,000,000 from Yorkville under the PPA and received $950,000 of cash proceeds after application of the discount to Yorkville, all of which remains outstanding as of the date of this prospectus. Amounts offset by the issuance of PPA Shares shall be applied first toward accrued and unpaid interest, if any, and then toward outstanding principal under the Pre-Paid Advances. In August 2025, we issued 288,209 shares of our common stock, at an average price per share of $1.06, to Yorkville pursuant to Purchase Notices which were offset against $300,000 of outstanding Pre-Paid Advances.

Corporate Information

We were incorporated under the laws of the State of Delaware on August 6, 2001 under the name Renegade Therapeutics, Inc. We changed our name to Aileron Therapeutics, Inc. in February 2007. On October 31, 2023, we acquired Lung Therapeutics, Inc., or Lung, pursuant to an Agreement and Plan of Merger, after which time Lung became our wholly-owned subsidiary. On January 10, 2025, we changed our name to Rein Therapeutics, Inc., and changed our trading symbol from “ALRN” to “RNTX”, effective January 13, 2025. Our principal executive office is located at 12407 N. Mopac Expy., Suite 250 #390, Austin, Texas 78758, and our telephone number is (737) 802-1989. Our website address is http://www.reintx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Rein and other trademarks or service marks of Rein appearing in this prospectus are the property of Rein. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

THE OFFERING

Common Stock Offered by the Selling Stockholder

Up to 10,000,000 shares of our common stock, consisting of:

•  213,099 Commitment Shares that we issued to the Selling Stockholder as consideration for its commitment to purchase shares of our common stock at our direction under the SEPA (and for which we will not receive any cash consideration); and

•  Up to 9,786,901 shares of our common stock as Advance Shares we may issue and sell to the Selling Stockholder from time to time, at our sole discretion, during the 36-month period following the date of the SEPA in accordance with the SEPA.

Selling Stockholder	YA II PN, Ltd., a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LP. See “Selling Stockholder.”

Shares of Common Stock Outstanding Prior to This Offering	23,547,429 shares of common stock.

Shares of Common Stock Outstanding After This Offering	33,334,330 shares of common stock, assuming the sale of a total of 9,786,901 Advance Shares to the Selling Stockholder under the SEPA. The actual number of shares outstanding after this offering will vary depending upon the actual number of shares we issue and sell to the Selling Stockholder under the SEPA after the date of this prospectus.

Use of Proceeds	We will not receive any of the proceeds from the resale of the Advance Shares by the Selling Stockholder. We may receive up to $15,000,000 in aggregate gross proceeds under the SEPA from any sales of Advance Shares we make to the Selling Stockholder pursuant to the SEPA, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the SEPA. Any proceeds that we receive from sales of shares of our common stock to the Selling Stockholder under the SEPA will be used for advancing our clinical development pipeline, business development activities, working capital and other general corporate purposes. See “Use of Proceeds.”

Market for Our Shares of Common Stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “RNTX.”

Risk Factors	Any investment in our common stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” commencing on page 6 of this prospectus, as well as all other information contained and incorporated by reference in this prospectus.

The number of shares of common stock to be outstanding is based on 23,547,429 shares of common stock outstanding as of August 25, 2025 (which includes the 213,099 Commitment Shares and 288,209 PPA shares sold in August 2025) and excludes:

•	12,232,000 shares of our common stock issuable upon conversion of 12,232 shares of Series X Preferred Stock outstanding as of August 25, 2025;

•

6,616,499 shares of our common stock reserved for issuance upon exercise of outstanding warrants, which consist of (i) 726,437 shares of our common stock, with an exercise price of $5.66, which expire on May 20, 2029, which were issued in October 2023, (ii) 255,000 shares of our common stock, with an exercise price of $4.89 per share, which expire on May 2, 2027, which were issued in November 2023, (iii) 3,383,367 shares of our common stock, with an exercise price of $4.68 per share, which expire on May 3, 2027, which were issued in May 2024; (iv) 1,939,000 of our common stock, with an exercise price of $0.001 per share, which were issued in April 2025; and (v) 312,695 shares of our common stock, with an exercise price of $0.001 per share, which were issued in April 2025;

•	2,053,779 shares of our common stock issuable upon the exercise of stock options outstanding as of August 25, 2025, at a weighted average exercise price of $6.54 per share;

•	1,302,066 additional shares of our common stock available for future issuance as of August 25, 2025 under our 2021 Stock Incentive Plan, as amended, or the 2021 Plan; and

•	7,500 shares of our common stock available for future issuance as of August 25, 2025 under our 2017 Employee Stock Purchase Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants or and no conversion of outstanding Series X Preferred Stock, in each case as described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks below and the risk and uncertainties described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference in this prospectus, including our audited financial statements and the related notes, before you decide whether to purchase our common stock. If any of such risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to this Offering

The issuance and sale of our common stock to the Selling Stockholder may cause dilution to our other stockholders and the sale of the shares of common stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to fall.

On July 29, 2025, we entered into the SEPA with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to $15.0 million of Advance Shares, upon the terms and subject to the conditions set forth in the SEPA. Upon the execution of the SEPA, we issued 213,099 Commitment Shares to the Selling Stockholder as consideration for its commitment to purchase our Advance Shares at our direction under the SEPA. The remaining shares of our common stock that may be issued under the SEPA may be sold by us to the Selling Stockholder at our discretion from time to time over a 36-month period following the date of the SEPA. The purchase price for the shares that we may sell to the Selling Stockholder under the SEPA will fluctuate based on the market price of our common stock. Depending on demand and market liquidity at the time, sales of such shares by the Selling Stockholder may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to the Selling Stockholder. Any sales of our common stock to the Selling Stockholder will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our common stock that may be available for us to sell pursuant to the SEPA. If and when we sell shares to the Selling Stockholder, the Selling Stockholder may then resell all, some or none of those shares at any time or from time to time in its discretion. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information. Therefore, our sales to the Selling Stockholder could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

It is not possible to predict the actual number of shares of common stock we may sell to the Selling Stockholder under the SEPA or the actual gross proceeds resulting from those sales.

The Advance Shares that may be issued under the SEPA may be sold by us to the Selling Stockholder at our discretion from time to time over an approximately 36-month period following the date of the SEPA.

Because the purchase price per share to be paid by the Selling Stockholder for the Advance Shares that we may elect to sell to the Selling Stockholder under the SEPA, if any, will fluctuate based on the market prices of our common stock at the time we elect to sell shares to the Selling Stockholder pursuant to the SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to the Selling Stockholder under the SEPA, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the SEPA.

Moreover, although the SEPA provides that we may sell up to an aggregate of $15.0 million of our common stock to the Selling Stockholder, only 10,000,000 shares of common stock are being registered under the Securities Act for resale by the Selling Stockholder under the registration statement of which this prospectus is a part, consisting of (i) the 213,099 Commitment Shares that we issued to the Selling Stockholder as consideration for its commitment to purchase shares of our common stock under the SEPA (and for which we will not receive any cash consideration) and (ii) 9,786,901 shares of our common stock as Advance Shares that we may elect to sell to the Selling Stockholder, in our sole discretion, from time to time under the SEPA. Depending on the price per share at which we sell our common stock to the Selling Stockholder pursuant to the SEPA, we may need to sell to the Selling Stockholder under the SEPA more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the full $15.0 million available to us under the SEPA. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by the Selling Stockholder is dependent upon the number of shares we sell to the Selling Stockholder under the SEPA.

In addition, under the applicable Nasdaq listing rules, in no event may we issue to the Selling Stockholder under the SEPA and the PPA more than 4,586,178 shares of our common stock (including the Commitment Shares) (such maximum number of shares, the “Exchange Cap”), which number of shares is equal to 19.9% of the shares of common stock outstanding as of the date of the SEPA and the PPA, unless (i) we first obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) the average price per share of common stock for all shares of common stock sold by us to Yorkville under the SEPA and the PPA equals or exceeds $1.41 per share.

If we elect to sell to the Selling Stockholder only 9,786,901 Advance Shares under this prospectus, depending on the market prices of our common stock at the time of such sales, the actual gross proceeds from the sale of all such Advance Shares will likely be substantially less than the $15.0 million total purchase commitment available to us under the SEPA, which could materially adversely affect our liquidity.

In addition to the above, the Selling Stockholder will not be required to purchase any shares of our common stock if such purchase would result in the Selling Stockholder’s beneficial ownership of our common stock exceeding 4.99% of the outstanding shares of our common stock. Our inability to access a portion or the full amount available under the SEPA, in the absence of any other financing sources, could have a material adverse effect on our business and financial position.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our common stock to the Selling Stockholder pursuant to the SEPA, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and may therefore experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering.

Our management will have broad discretion over the use of the net proceeds, if any, from our sale of shares of common stock to the Selling Stockholder, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to the Selling Stockholder, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to address the U.S. Food and Drug Administration non-clinical requests and to remove a clinical hold on our Phase 2 clinical trial of LTI-03;

•	our plans to develop and commercialize LTI-03, including the potential benefits thereof;

•	our ability to secure sufficient additional capital in the near term or implement other strategies needed to alleviate our current substantial doubt about our ability to continue as a going concern;

•	our expectations regarding our ability to fund our operating expenses, our planned activities, and capital expenditure requirements with our cash, cash equivalents and investments;

•	our Phase 2 clinical trial of LTI-03 and our ability to re-start and complete such clinical trial, subject to obtaining additional funding;

•	our decision to temporarily delay further clinical development of LTI-01 until additional funds are raised;

•	our unproven approach to drug research and development in the area of fibrotic diseases, with a focus on Caveolin-1, or Cav1, -related peptides, and our ability to develop marketable products;

•

our future clinical trials for LTI-03 and LTI-01, whether conducted by us or by any future collaborators, including our ability to enroll patients in our clinical trials, the timing of initiation of these trials and of the anticipated results;

•	the success of our remediation efforts related to the material weaknesses identified in our internal controls over financial reporting;

•	the timing of and our ability to obtain and maintain marketing approvals for LTI-03 and LTI-01;

•	the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position and strategy, and our ability to obtain, maintain and enforce intellectual property rights for our platform and development candidates;

•	our ability to identify additional product candidates with significant commercial potential;

•	our plans to enter into collaborations for the development and commercialization of LTI-03, LTI-01 and any additional product candidates;

•	our reliance on third-party manufacturing and supply vendors and contract research organizations, or CROs;

•	potential benefits of any future collaboration;

•	developments relating to our competitors and our industry;

•	the impact of general economic conditions, including inflation and the imposition of new or revised tariffs or other trade restrictions;

•	the impact of government laws and regulations; and

•	the use of proceeds from this offering.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE YORKVILLE TRANSACTION

General

On July 29, 2025 (the “Effective Date”), we entered into the Standby Equity Purchase Agreement (the “SEPA”) with Yorkville II PN, Ltd., a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LP (“Yorkville” or the “Selling Stockholder”), pursuant to which Yorkville has agreed, upon the terms and subject to the conditions set forth in the SEPA, to purchase from us up to an aggregate of $15,000,000 of our common stock (subject to certain limitations set forth in the SEPA) (the “Commitment Amount”), from time to time and at our sole discretion over a period of up to 36 months following the Effective Date. We do not have the right to commence any sales of common stock to Yorkville under the SEPA until all of the conditions set forth in the SEPA have been satisfied, including that the registration statement of which this prospectus is a part is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC (such date, the “Condition Satisfaction Date”).

Each advance (each, an “Advance”) we request in writing to Yorkville under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of common stock up to such number of shares as is equal to 100% of the average daily trading volume of the common stock during the five trading days immediately preceding the Advance Notice. We may establish a minimum acceptable price in each Advance Notice below which we will not be obligated to make any sales to Yorkville pursuant to such notice. The shares of common stock sold pursuant to an Advance Notice delivered by us (the “Advance Shares”) will be purchased by Yorkville at a price equal to 96% of the lowest daily VWAP of our common stock on the Nasdaq Capital Market during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by us in the Advance Notice or there is no VWAP on the subject trading day.

As consideration for Yorkville’s commitment to purchase Advance Shares from us at our direction from time to time from and after the Condition Satisfaction Date pursuant to the SEPA, promptly following our execution of the SEPA, we issued 213,099 Commitment Shares to Yorkville on July 29, 2025. All 213,099 Commitment Shares that we issued to Yorkville are included in the 10,000,000 shares of common stock being registered under the Securities Act for resale by Yorkville under the registration statement of which this prospectus is a part.

Also, on the Effective Date, we entered into the Pre-Paid Advance Agreement (the “PPA”) with Yorkville, pursuant to which we may request pre-paid advances of up to $6,000,000 from Yorkville (each, a “Pre-Paid Advance”) over a 12-month period, subject to certain limitations and conditions set forth in the PPA. Each Pre-Paid Advance will be purchased by Yorkville at 95% of the face amount of the Pre-Paid Advance. An initial Pre-Paid Advance of $1,000,000 was purchased on the Effective Date by Yorkville, for net proceeds of $950,000. Each additional Pre-Paid Advance is subject to the consent of Yorkville. Interest accrues on the outstanding balance of any Pre-Paid Advance at an annual rate of 8%, subject to an increase to 18% upon events of default described in the Pre-Paid Advance Agreement. All Pre-Paid Advances, plus accrued interest thereon, are due and payable on the 12-month anniversary of such Pre-Paid Advance.

Under the applicable Nasdaq listing rules, in no event may we issue to Yorkville under the SEPA and the PPA more than 4,586,178 shares of our common stock (including the Commitment Shares) (such maximum number of shares, the “Exchange Cap”), which number of shares is equal to 19.9% of the shares of common stock outstanding as of the Effective Date, unless (i) we first obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) the average price per share of common stock for all shares of common stock sold by us to Yorkville under the SEPA and the PPA equals or exceeds $1.41 per share.

Moreover, the SEPA also prohibits us from directing Yorkville to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”) and Rule 13d-3 thereunder), would result in Yorkville and its affiliates beneficially owning more than 4.99% of the outstanding shares of our common stock (the “Ownership Limitation”).

We will control the timing and amount of any sales of Advance Shares to Yorkville pursuant to the SEPA. Yorkville has no right to require us to sell any shares of our common stock to Yorkville under the SEPA, but Yorkville is obligated to make purchases of Advance Shares as we direct, upon the terms and subject to the satisfaction of the conditions set forth in the SEPA.

We may not assign or transfer our rights and obligations under the SEPA without prior written consent of Yorkville. Yorkville may not assign or transfer its rights and obligations under the SEPA without our prior written consent. No provision of the SEPA may be waived or amended other than by agreement of the Company and Yorkville.

Actual sales of Advance Shares by us to Yorkville under the SEPA will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the common stock and determinations by us as to the appropriate sources of funding for the Company and its operations.

Our Termination Rights

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the Effective Date or (ii) the date on which Yorkville shall have made payment of Advances pursuant to the SEPA for the shares of common stock equal to the Commitment Amount. We have the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock are required to be issued and that we have paid all amounts owed to Yorkville pursuant to the SEPA. We and Yorkville may also agree to terminate the SEPA by mutual written consent.

No Short-Selling by Yorkville

Yorkville has represented to us that at no time prior to the time of execution of the SEPA has Yorkville or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of our common stock. Yorkville agreed that during the term of the SEPA, it, any of its officers, or any entity managed or controlled by it will not engage, directly or indirectly, in any such short sale.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any common stock by the Selling Stockholder offered under this prospectus, but we will bear all fees and expenses incident to our obligation to register the shares of common stock being offered for resale hereunder by the Selling Stockholder.

We may receive up to $15,000,000 in aggregate gross proceeds under the SEPA from any sales of Advance Shares we make to the Selling Stockholder pursuant to the SEPA. The net proceeds, if any, under the SEPA, will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder after the date of this prospectus. Because we are not obligated to sell any shares of our common stock under the SEPA, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information. We expect to use any proceeds that we receive under the SEPA for advancing our clinical development pipeline, business development activities, working capital and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our restated certificate of incorporation, as amended, or certificate of incorporation, and our amended and restated by-laws, or by-laws, each as amended from time to time, in their entirety for a complete description of the rights and preferences of our capital stock.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of August 25, 2025, there are 23,547,429 shares of common stock issued and outstanding.

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Any matter other than the election of directors to be voted upon by the stockholders will be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter, except when a different vote is required by law, our certificate of incorporation or our by-laws.

Record Holders. As of August 25, 2025, our outstanding shares of common stock were held of record by 133 stockholders.

Dividends. Holders of our common stock are entitled to receive proportionately any dividends as may be declared and paid on our common stock from funds lawfully available therefore as and when determined by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Outstanding shares of our common stock are non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share, of which 24,847 shares have been designated as Series X Non-Voting Convertible Preferred Stock, par value $0.001 per share, or the Series X Preferred Stock.

Series X Preferred Stock

The rights, preferences and privileges of the Series X Preferred Stock are summarized below.

Conversion. Each share of Series X Preferred Stock outstanding is convertible at any time at the option of the holder into 1,000 shares of common stock, subject to certain beneficial ownership limitations, including that a holder of Series X Preferred Stock is prohibited from converting shares of Series X Preferred Stock into shares of common stock if, as a result of such conversion, such holder (together with its affiliates and any other persons acting as a group together with the holder or any of its affiliates) would beneficially own more than a specified percentage (to be initially set at 19.99% and thereafter adjusted by the holder to a number not to exceed 19.99%) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

Voting Rights. Except as otherwise required by law, the Series X Preferred Stock does not have voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, our certificate of incorporation or by-laws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series X Preferred Stock, (ii) issue further shares of Series X Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Dividends. Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal, on an as-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of the common stock.

Liquidation and Dissolution. The Series X Preferred Stock ranks on parity with common stock upon any such liquidation, dissolution or winding-up.

Undesignated Preferred Stock

Subject to limitations prescribed by Delaware law and the rights of the Series X Preferred Stock, our board of directors may issue preferred stock in one or more series, establish from time to time the number of shares to be included in each series, and determine for each such series of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law, in each case without further vote of action by our stockholders. Our board of directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any additional shares of preferred stock.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and By-laws and Delaware General Corporation Law

Provisions of our certificate of incorporation and by-laws and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests.

The provisions in our certificate of incorporation and by-laws:

•	divide our board of directors into three classes with staggered three-year terms;

•	do not provide for cumulative voting rights;

•	establish an advance notice procedure for stockholders’ proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;

•

provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors; and

•	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

In addition, Section 203 of the Delaware General Corporation Law may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. This restriction lasts for a period of three years following the share acquisition. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

Exclusive Forum Selection

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to our company or stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or by-laws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine. These choice of forum provisions will not apply to claims arising under the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Although our certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Listing on The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “RNTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder, Yorkville, of up to 10,000,000 shares of our common stock, consisting of: (i) 213,099 Commitment Shares that we issued to Yorkville as consideration for its commitment to purchase shares of our common stock under the SEPA and (ii) up to 9,786,901 shares of common stock as Advance Shares that we have reserved for issuance and sale to Yorkville under the SEPA from time to time from and after the date of the SEPA, if and when we determine to sell shares of our common stock to Yorkville under the SEPA.

We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the SEPA, in which we agreed to provide certain registration rights with respect to resales by Yorkville of the shares of our common stock that may be issued to Yorkville under the SEPA. The Selling Stockholder may sell some, all or none of the shares of common stock included in this prospectus. We do not know how long the Selling Stockholder will hold the shares of our common stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares of common stock. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. See “Plan of Distribution.”

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the Selling Stockholder as of August 25, 2025. The percentages of shares owned before and after the offering are based on 23,547,429 shares of common stock outstanding as of August 25, 2025, which includes the 213,099 Commitment Shares that we issued to Yorkville on July 29, 2025 following our execution of the SEPA on July 29, 2025 and the 288,209 PPA shares issued to Yorkville in August 2025. The information in the table below with respect to the Selling Stockholder has been obtained from the Selling Stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Throughout this prospectus, when we refer to the shares of common stock being offered for resale by the Selling Stockholder, we are referring to the shares of common stock that have been and may be issued and sold by us to Yorkville pursuant to the SEPA, unless otherwise indicated.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(2)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(3)	Number of Shares of Common Stock Owned After Offering(4)
	Number	Percent		Number	Percent
YA II PN, Ltd.(1)	213,099	0.01%	10,000,000	0	—

(1)

YA II PN, Ltd., or YA, is a fund managed by Yorkville Advisors Global, LP or Yorkville LP. Yorkville Advisors Global II, LLC or Yorkville LLC is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LP’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, New Jersey 07092.

(2)

Includes the 213,099 Commitment Shares that we issued to the Selling Stockholder on July 29, 2025 as consideration for its commitment to purchase our common stock at our direction under the SEPA. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of our common stock beneficially owned prior to the offering all of the 9,786,901 shares of our common stock that we may issue and sell to the Selling Stockholder pursuant to the SEPA that are being registered for resale under the registration statement that includes this prospectus, because the issuance and sale of such shares to the Selling Stockholder under the SEPA is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective under the Securities Act. Furthermore, under the terms of the SEPA, issuances and sales of shares of our common stock to the Selling Stockholder under the SEPA are subject to certain limitations on the amounts we may sell to the Selling Stockholder at any time, including the Exchange Cap and the Ownership Limitation. See the description under the heading “The Yorkville Transaction” for more information about the SEPA.
(3)

Although the SEPA provides that we may sell up to $15,000,000 of our common stock to the Selling Stockholder, we are only registering 10,000,000 shares of our common stock for resale under this prospectus, including the 213,099 Commitment Shares that we issued to the Selling Stockholder on July 29, 2025 as consideration for its commitment to purchase our common stock at our direction under the SEPA, for which we will receive no cash proceeds. Therefore, only 9,786,901 of such shares represent shares that we may issue and sell to the Selling Stockholder for cash consideration in purchases under the SEPA from time to time, at our sole discretion, over a period of up to 36 months following the date of the SEPA. Depending on the price per share at which we sell our common stock to the Selling Stockholder pursuant to the SEPA, we may need to sell to the Selling Stockholder under the SEPA more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the full $15,000,000 available to us under the SEPA. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by the Selling Stockholder is dependent upon the number of shares we sell to the Selling Stockholder under the SEPA.

(4)

Assumes the sale of all shares of our common stock registered for resale by the Selling Stockholder pursuant to the registration statement that includes this prospectus, although the Selling Stockholder is under no obligation known to us to sell any shares of common stock at any particular time.

PLAN OF DISTRIBUTION

On July 29, 2025, we entered into the SEPA with the Selling Stockholder. The SEPA provides that, upon the terms and subject to the conditions set forth therein, the Selling Stockholder is committed to purchase up to $15.0 million in shares of our common stock as Advance Shares over the term of the SEPA. From time to time, and at our sole discretion, we may present the Selling Stockholder with Advance Notices to purchase our shares. The Advance Shares would be purchased pursuant to the SEPA at a price equal to 96% of the lowest of the three daily volume weighted average prices, or VWAPs, during a pricing period as set forth in the SEPA and would be subject to certain limitations.

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the SEPA to provide customary indemnification to the Selling Stockholder.

It is possible that our shares may be sold from time to time by the Selling Stockholder in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	to a broker-dealer as principal and resale by the broker-dealer for its account;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	a combination of any such methods of sale.

The Selling Stockholder has agreed that, during the term of the SEPA, neither the Selling Stockholder or its affiliates will engage in any short sales with respect to our shares of common stock.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our shares of common stock covered by this prospectus by the Selling Stockholder. We estimate that our total expenses for the offering will be approximately $100,000 (excluding the Commitment Shares). As consideration for its irrevocable commitment to purchase our shares of common stock under the SEPA, we agreed to issue the Commitment Shares to the selling stockholder, calculated as 2.0% of the Commitment Amount. We also paid a $25,000 structuring fee to the Selling Stockholder in connection with entry into the SEPA.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP, Irvine, California.

EXPERTS

The financial statements of Rein Therapeutics, Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of Rein Therapeutics, Inc. to continue as a going concern as described in Note 1 to the financial statements), and are incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part have been so incorporated in reliance on such report given upon such firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The Registration Statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 7, 2025;

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

•

our Current Reports on Form 8-K, filed with the SEC on January 10, 2025, April  17, 2025, April  22, 2025, June  12, 2025, June  24, 2025, July  11, 2025, July  23, 2025, July  30, 2025 and August 19, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on June  23, 2017, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 15, 2024, and including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01, or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of such registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement, of which this prospectus forms a part, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement, of which this prospectus forms a part, to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement, of which this prospectus forms a part.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Please direct requests to us at the following address:

Rein Therapeutics, Inc.

12407 N. Mopac Expy., Suite 250 #390

Austin, Texas 78758

(737) 802-1989

You may also access these filings on our website at www.reintx.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov.

REIN THERAPEUTICS, INC.

Up to 10,000,000 Shares of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Item	Amount to be paid
SEC registration fee	$2,067
Accounting fees and expenses	26,250
Legal fees and expenses	75,000
Miscellaneous fees and expenses	10,000

Total	$113,317

Item 14. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law, or the DGCL, our restated certificate of incorporation, as amended, or certificate of incorporation, and our amended and restated by-laws, or by-laws.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) a director for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, or (iv) a director for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising from the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

Our board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

Additionally, we maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities.

On July 29, 2025, we issued 213,099 shares of our common stock to YA II PN, Ltd., a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LP, as consideration for its commitment to purchase shares of our common stock pursuant to the terms of a Standby Equity Purchase Agreement, dated July 29, 2025, entered into between us and YA II PN, Ltd.

On April 21, 2025, we entered into privately negotiated letter agreements with certain holders of our outstanding warrants issued on November 2, 2023, or the PIPE Warrants, and May 1, 2024, or the Offering Warrants. Pursuant to these agreements, certain holders agreed to exercise the PIPE Warrants for an aggregate of 159,500 shares of our common stock and the Offering Warrants for an aggregate of 890,138 shares of our common stock. We received total gross proceeds of $1.7 million from the warrant exercises.

Separately, in April 2025, we entered into agreements with additional holders of the PIPE Warrants who agreed to surrender warrants representing an aggregate of 2,251,695 shares of common stock for cancellation. In exchange, these holders received pre-funded warrants exercisable for the same number of shares at an exercise price of $0.001 per share and paid $1.599 per pre-funded warrant in cash. We received total gross proceeds of $3.6 million from the warrant exchanges.

On October 31, 2023, we acquired Lung Therapeutics, Inc., a Texas corporation (“Lung”), pursuant to an Agreement and Plan of Merger, dated October 31, 2023 (the “Merger Agreement”). Under the terms of the Merger Agreement, we issued to the stockholders of Lung 344,566 shares of our common stock and 20,141 shares of our Series X Preferred Stock.

Immediately following the closing of the Lung acquisition, on October 31, 2023, we conducted a private placement of our securities to a group of accredited investors, pursuant to which we sold an aggregate of 4,707 shares of Series X Preferred Stock and warrants to purchase up to an aggregate of 2,353,500 shares of our common stock for an aggregate purchase price of approximately $18.0 million.

The securities in the above transactions were offered and sold pursuant to Section 4(a)(2) of the Securities Act and Rule 506 thereunder, as transactions not involving a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the certificates and warrants issued in these transactions. All recipients had adequate access, through their relationships with us, to information about our Company. The sales of these securities were made without any general solicitation or advertising. There was no sales commission paid in connection with any of the transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in financial statements or the related notes.

Exhibit Index

		Incorporation by Reference
Exhibit Number	Description	Form	Date of Filing	Exhibit Number	Filed Herewith

2.1#	Agreement and Plan of Merger, dated October 31, 2023, by and among Aileron Therapeutics, Inc., AT Merger Sub I, Inc., AT Merger Sub II, LLC and Lung Therapeutics, Inc.	8-K	10/31/2023	2.1

3.1	Restated Certificate of Incorporation of the Registrant, as amended	10-Q	8/11/2021	3.1

3.2	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated as of November 10, 2022	8-K	11/10/2022	3.1

3.3	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated as of February 28, 2024	10-K	4/15/2024	3.3

3.4	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated as of January 10, 2025	8-K	1/10/2025	3.1

3.5	Amended and Restated By-laws of the Registrant	8-K	1/10/2025	3.2

		Incorporation by Reference
Exhibit Number	Description	Form	Date of Filing	Exhibit Number	Filed Herewith

4.1	Specimen stock certificate evidencing shares of common stock	S-1	6/19/2017	4.1

4.2	Description of Securities of the Registrant	10-K	4/15/2024	4.2

4.3	Certificate of Designation of Series X Non-Voting Convertible Preferred Stock	8-K	10/31/2023	3.1

4.4	Form of Warrant to Purchase Common Stock issued pursuant to the Stock and Warrant Purchase Agreement	8-K	10/31/2023	4.1

5.1	Opinion of Greenberg Traurig, LLP				X

10.1*	2006 Stock Incentive Plan, as amended	S-1	6/2/2017	10.1

10.2*	Form of Incentive Stock Option Agreement under 2006 Stock Incentive Plan	S-1	6/2/2017	10.2

10.3*	Form of Nonstatutory Stock Option Agreement under 2006 Stock Incentive Plan	S-1	6/2/2017	10.3

10.4*	2016 Stock Incentive Plan	S-1	6/2/2017	10.4

10.5*	Form of Incentive Stock Option Agreement under 2016 Stock Incentive Plan	S-1	6/2/2017	10.5

10.6*	Form of Nonstatutory Stock Option Agreement under 2016 Stock Incentive Plan	S-1	6/2/2017	10.6

10.7*	2017 Stock Incentive Plan	S-1	6/19/2017	10.8

10.8*	Form of Incentive Stock Option Agreement under 2017 Stock Incentive Plan	S-1	6/19/2017	10.9

10.9*	Form of Nonstatutory Stock Option Agreement under 2017 Stock Incentive Plan	S-1	6/19/2017	10.10

10.10*	2017 Employee Stock Purchase Plan	S-1	6/19/2017	10.11

10.11*	Aileron Therapeutics, Inc. 2021 Stock Incentive Plan, as amended	10-K	4/15/2024	10.11

10.12*	Form of Stock Option Agreement under 2021 Stock Incentive Plan	10-K	3/20/2023	10.12

10.13*	Form of Restricted Stock Unit Agreement under 2021 Stock Incentive Plan	10-K	3/20/2023	10.13

10.14	Form of Director and Officer Indemnification Agreement	S-1	6/19/2017	10.12

10.15*	Amended and Restated Employment Agreement, dated as of September 6, 2018, between the Registrant and Manuel C. Alves Aivado, M.D., Ph.D.	10-Q	11/7/2018	10.2

10.16*	Severance Agreement, dated as of September 6, 2018, between the Registrant and Manuel C. Alves Aivado, M.D., Ph.D.	10-Q	11/7/2018	10.3

10.17	Form of Warrant to Purchase Common Stock	8-K	4/1/2019	10.3

10.18	Registration Rights Agreement, dated as of September 21, 2020, by and between the Registrant and the Selling Stockholder Capital Fund, LLC	8-K	9/22/2020	10.2

		Incorporation by Reference
Exhibit Number	Description	Form	Date of Filing	Exhibit Number	Filed Herewith

10.19	Equity Distribution Agreement, dated July 26, 2024, by and between Aileron Therapeutics, Inc. and Citizens JMP Securities, LLC	8-K	7/26/2024	1.1

10.20*	Consulting Agreement, dated as of April 15, 2023, between the Registrant and D. Allen Annis, Ph.D.	10-Q	5/8/2023	10.2

10.21	Waiver Under Amended and Restated License Agreement, dated as of February 19, 2010, by and among the Registrant, President and Fellows of Harvard College and Dana-Farber Cancer Institute, Inc.	10-Q	10/13/2023	10.1

10.22#	Stock and Warrant Purchase Agreement, dated as of October 31, 2023, by and among Aileron Therapeutics, Inc. and each purchaser identified on Annex A thereto	8-K	10/31/2023	10.1

10.23	Form of Registration Rights Agreement, by and among Aileron Therapeutics, Inc. and certain purchasers named therein	8-K	10/31/2023	10.2

10.24*	Executive Employment Agreement, dated as of February 1, 2014, by and between Lung Therapeutics, Inc. and Brian Windsor, Ph.D., as amended	8-K	10/31/2023	10.3

10.25*	Letter Agreement, dated as of February 11, 2023, by and between Lung Therapeutics, Inc. and Brian Windsor, Ph.D.	8-K	10/31/2023	10.4

10.26*	Letter Agreement, dated as of October 30, 2023, by and between Lung Therapeutics, Inc. and Brian Windsor, Ph.D.	8-K	10/31/2023	10.5

10.27+#	Exclusive License Agreement, dated as of November 12, 2020, by and between Lung Therapeutics, Inc. and Taiho Pharmaceutical Co. Ltd.	8-K	1/25/2024	10.1

10.28+	Amended and Restated Patent and Technology License Agreement, effective as of December 19, 2013, by and between Lung Therapeutics, Inc. and the Board of Regents of The University of Texas System, on behalf of The University of Texas Health Science Center at Tyler, as amended by First Amendment, effective as of May 4, 2017	8-K	1/25/2024	10.2

10.29+	Patent License Agreement, effective as of May 21, 2015, by and between Lung Therapeutics, Inc. and the University of Texas at Austin, on behalf of The University of Texas System, as amended by Amendment #1, dated as of January 26, 2017, Amendment #2, dated as of November 19, 2018, Amendment #3, effective as of June 20, 2019, and Amendment #4, dated as of April 28, 2023	8-K	1/25/2024	10.3

10.30+	Amended and Restated License Agreement, effective as of September 1, 2018, by and between Lung Therapeutics, Inc. and Medical University of South Carolina Foundation for Research Development	8-K	1/25/2024	10.4

10.31+	License Agreement, effective as of March 8, 2018, by and between Lung Therapeutics, Inc. and Vivarta Therapeutics, L.L.C.	8-K	1/25/2024	10.5

		Incorporation by Reference
Exhibit Number	Description	Form	Date of Filing	Exhibit Number	Filed Herewith

10.32*	Lung Therapeutics, Inc. 2013 Long-Term Incentive Plan, as amended	10-K	4/15/2024	10.42

10.33*+#	Employment Agreement, dated as of December 18, 2023, by and between Lung Therapeutics, Inc. and Charles T. Garner	10-Q	5/15/2024	10.1

10.34*+	Letter Agreement, dated as of October 30, 2023, by and between Lung Therapeutics, Inc. and Charles T. Garner	10-Q	5/15/2024	10.2

10.35*#	Retention Letter Agreement, dated as of March 23, 2024, by and between Aileron Therapeutics, Inc. and Charles T. Garner	10-Q	5/15/2024	10.3

10.36	Pre-Paid Advance Agreement, dated as of July 29, 2025, between the Registrant and YA II PN, Ltd.	8-K	7/30/2025	10.1

10.37	Standby Equity Purchase Agreement, dated as of July 29, 2025, between the Registrant and YA II PN, Ltd.	8-K	7/30/2025	10.2

21.1	Subsidiaries of Rein Therapeutics, Inc.	10-K	4/15/2024	21.1

23.1	Consent of Marcum LLP, independent registered public accounting firm				X

23.2	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)				X

24.1	Power of Attorney (included on the signature page to this registration statement)

107	Filing Fee Table				X

*	Indicates management compensatory plan, contract or arrangement.
+

In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain information (indicated by “[**]”) has been excluded from this exhibit because it is both not material and private or confidential. A copy of the omitted portion will be furnished to the SEC upon request.

#

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas on this 3rd day of September, 2025.

REIN THERAPEUTICS, INC.

By:	/s/ Brian Windsor
Brian Windsor, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brian Windsor, Ph.D., and Timothy M. Cunningham, and each of them, as such person’s true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Brian Windsor	Chief Executive Officer, President and Director	September 3, 2025
Brian Windsor, Ph.D.	(Principal Executive Officer)

/s/ Timothy M. Cunningham	Interim Chief Financial Officer	September 3, 2025
Timothy M. Cunningham	(Principal Financial and Accounting Officer)

/s/ Josef H. Von Rickenbach	Chairman of the Board of Directors	September 3, 2025
Josef H. Von Rickenbach

/s/ Manuel C. Aivado	Director	September 3, 2025
Manuel C. Aivado, M.D. Ph.D.

/s/ Reinhard J. Ambros	Director	September 3, 2025
Reinhard J. Ambros, Ph.D.

/s/ William C. Fairey	Director	September 3, 2025
William C. Fairey

/s/ Alan Musso	Director	September 3, 2025
Alan Musso